UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2005

JAMES RIVER COAL COMPANY (Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
                      APPOINTMENT OF PRINCIPAL OFFICERS

(d)   New Director.

         On June 6, 2005, the Board of Directors, upon recommendation of the Governance Committee, elected Joseph H. Vipperman as a director, to fill the vacancy created by the resignation of Paul H. Vining, which became effective May 31, 2005. A copy of the press release announcing Mr. Vipperman’s election is attached as Exhibit 99.1.

         Mr. Vipperman is expected to serve as a member of the audit and governance committees of the board of directors, and as the chair of the compensation committee.

         There is no arrangement or understanding between Mr. Vipperman and any other person pursuant to which Mr. Vipperman was elected as a director of the Company. There are no transactions in which Mr. Vipperman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM  8.01   OTHER EVENTS

         On June 10, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto, regarding the election of Mr. Vipperman to the Company’s board of directors. The release is hereby incorporated herein by this reference.

ITEM  9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits.

Exhibit No	Description
99.1	Press release dated June 10, 2005

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date: June 10, 2005